Exhibit 10.2

Amendment to Social Media Broadcasts (SMB) Limited Commercial Licensing Agreement

Licensing for Specified Territories

THIS AMENDMENT TO SOCIAL MEDIA BROADCASTS (SMB) LIMITED COMMERCIAL LICENSING AGREEMENT (“Amendment”) is made and entered into on 17th day of September 2013.

BY AND BETWEEN:

(1)

Social Media Broadcasts (SMB) Limited, a company duly incorporated under the laws of the Hong Kong, Special Administrative Region, People’s Republic of China and having its registered office/principal place of business at Suite 1802, 18th Floor, Chinachem Exchange Square, 1 Hoi Wan Street, Quarry Bay, Hong Kong (the “Licensor”); and

(2)

Media Analytics Corporation, a company duly incorporated under the laws of the United States of America and having its registered office/principal place of business at Suite 1802, 18th Floor, Chinachem Exchange Square, 1 Hoi Wan Street, Quarry Bay, Hong Kong (the “ Licensee”).

WHEREAS:

(A)	The Licensor has developed and delivers software applications “as-a-service” over the Internet.

(B)	The Licensee is principally engaged as a solution provider and wishes to refer or resell such services.

(C)

Licensor granted to the Licensee the right to the sales and marketing of the Klarity Analytic Dashboard (“Klarity”) in Canada, the United States and the United Kingdom (including the Republic of Ireland) on the terms set out in the Licensing Agreement with Social Media Broadcasts (SMB) Limited, dated September 11, 2013 (the “Agreement”), and the Licensee has agreed to accept such terms.

(D)

However, Licensor and the Licensee desire to replace in its entirety Clause 5 of the Agreement with this Amendment, but this Amendment shall not affect any of the other rights, obligations, or commitments as set forth in the Agreement.

FOR GOOD AND VALUABLE CONSIDERATION, IT IS HEREBY AGREED BY THE PARTIES AS FOLLOWS:

Clause 5 is replaced with:

5.	License Fees

5.1	In consideration of the license and rights granted under Clause 2, the Licensee shall pay to the Licensor the following License Fees:-

(a)         an initial non-refundable fixed fee of US$300,000, which has been negotiated to be payable in installments over a 3-year period against technical deliverables by the Licensor to the Licensee;

(b)         an annual technical support fee of US$60,000, which includes product customization, enhancements and upgrades, as well as client technical support and servicing; and

(c)         a 20% royalty payment on all sales of Klarity.

5.2

All License Fees shall be paid by the Licensee by telegraphic transfer to such bank account as may be designated by the Licensor from time to time, or in such other manner as the Licensor may from time to time direct. All sums owing under this Agreement shall be paid by the Licensee without deduction or set off.

5.3

The Licence Fees (and any other charges and fees payable pursuant to this Agreement) are exclusive of and net of any taxes, duties or such other additional sums, including value added or purchase tax, excise tax, tax on sales, property or use and import or other duties, whether levied in respect of this Agreement, Klarity, its use or otherwise, all of which shall be payable by the Licensee in any event.

5.4

If any sum payable by the Licensee pursuant to this Agreement is not paid on the due date for payment (and without prejudice to the other rights and remedies of the Licensor), the Licensor reserves the right to charge interest on all sums overdue from the due date for payment to the date of actual payment (both before and after judgment), at the rate of five per cent (5%) above the best lending rate from time to time of The Hongkong and Shanghai Banking Corporation Limited, compounded monthly.

5.5

The Licensee shall, at the same time as effecting payment of the License Fees, provide to the Licensor a statement giving full particulars of the calculation of the License Fees for the relevant month (including details of the revenue derived during that month, all fees charged to and paid by the Users, any discounts or other rebates given and, the aggregate Gross Revenue.

IN WITNESS whereof the Parties have signed this Agreement the day and year first above written.

SIGNED by	)
)
for and on behalf of	)
)
Social Media Broadcast (SMB) Limited	) ___________________________
)
in the presence of :-)

SIGNED by	)
)
for and on behalf of	)
)
Media Analytics Corporation	) ___________________________
)
in the presence of :-)